Prospectus

ILA Service, ILA Class B and Class C (“Units” or “Shares”)

April 28, 2006

 GOLDMAN SACHS INSTITUTIONAL LIQUID ASSETS

Prime Obligations Portfolio ■ ILA Service (“Units” or “Shares”), ■ ILA Class B and Class C (“Units” or “Shares”) Tax-Exempt Diversified Portfolio ■ ILA Service (“Units” or “Shares”)

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN A FUND IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH A FUND SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN A FUND.

NOT FDIC-INSURED	May Lose Value	No Bank Guarantee

General Investment Management Approach

Goldman Sachs Asset Management, L.P. (“GSAM®”) serves as Investment Adviser to the Institutional Liquid Assets Portfolios (the “Funds”). GSAM is referred to in this Prospectus as the “Investment Adviser.”

Goldman Sachs’ Money Market Investment Philosophy:
The Money Market Funds are managed to seek preservation of capital, daily liquidity and maximum current income. With each Fund, the Investment Adviser follows a conservative, risk-managed investment process that seeks to:

■	Manage credit risk
■	Manage interest rate risk
■	Manage liquidity

Since 1981, the Investment Adviser has actively managed the Goldman Sachs Money Market Funds to provide investors with the greatest possible preservation of principal and income potential.

Investment Process
1. Managing Credit Risk

The Investment Adviser’s process for managing risk emphasizes:

■	Intensive research—The Credit Department, a separate operating entity of Goldman, Sachs & Co. (“Goldman Sachs”), approves all money market fund eligible securities for the Funds. Sources for the Credit Department’s analysis include third-party inputs, such as financial statements and media sources, ratings releases and company meetings, as well as the Investment Research, Legal and Compliance departments of Goldman Sachs.
■	Timely updates—A Credit Department-approved list of securities is continuously communicated on a “real-time” basis to the portfolio management team via computer link.

The Result: An “approved” list of high-quality credits—The Investment Adviser’s portfolio management team uses this approved list to construct portfolios which offer the best available risk-return tradeoff within the “approved” credit universe.

2. Managing Interest Rate Risk

Three main steps are followed in seeking to manage interest rate risk:

■	Establish weighted average maturity (“WAM”) target—WAM (the weighted average time until the yield of a portfolio reflects any changes in the current interest rate environment) is constantly revisited and adjusted as market conditions change. An overall strategy is developed by the portfolio management team based on insights gained from weekly meetings with both Goldman Sachs economists and economists from outside the firm.
■	Implement optimum portfolio structure—Proprietary models that seek the optimum balance of risk and return, in conjunction with the Investment Adviser’s analysis of factors such as market events, short-term interest rates and each Fund’s asset volatility, are used to identify the most effective portfolio structure.
■	Conduct rigorous analysis of new securities—The Investment Adviser’s five-step process includes legal, credit, historical index and liquidity analysis, as well as price stress testing to determine suitability for money market mutual funds.

3. Managing Liquidity

Factors that the Investment Adviser’s portfolio managers continuously monitor and that affect liquidity of a money market portfolio include:

■	Each Fund’s investors and factors that influence their asset volatility;
■	Technical events that influence the trading range of federal funds and other short-term fixed-income markets; and
■	Bid-ask spreads associated with securities in the portfolios.

Benchmarks for the Money Market Funds are the iMoneyNet, Inc. Indices. Each Fund uses the iMoneyNet Index which best corresponds to the Fund’s eligible investments.

References in this Prospectus to a Fund’s benchmark are for informational purposes only, and unless otherwise noted are not an indication of how a particular Fund is managed.

GENERAL INVESTMENT MANAGEMENT APPROACH

■	The Funds: Each Fund’s securities are valued by the amortized cost method as permitted by Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Act”). Under Rule 2a-7, each Fund may invest only in U.S. dollar- denominated securities that are determined to present minimal credit risk and meet certain other criteria including conditions relating to maturity, diversification and credit quality. These operating policies may be more restrictive than the fundamental policies set forth in the Statement of Additional Information (the “Additional Statement”).

■	Taxable Fund: Prime Obligations Portfolio
■	Tax-Exempt Fund: Tax-Exempt Diversified Portfolio

■	The Investors: The Funds are designed for investors seeking a high rate of return, a stable net asset value (“NAV”) and convenient liquidation privileges.
■	NAV: Each Fund seeks to maintain a stable NAV of $1.00 per share. There can be no assurance that a Fund will be able at all times to maintain a NAV of $1.00 per share.
■	Maximum Remaining Maturity of Portfolio Investments: 13 months (as determined pursuant to Rule 2a-7) at the time of purchase.
■	Dollar-Weighted Average Portfolio Maturity: Not more than 90 days (as required by Rule 2a-7).
■	Investment Restrictions: Each Fund is subject to certain investment restrictions that are described in detail under “Investment Restrictions” in the Additional Statement. Fundamental investment restrictions and the investment objective of a Fund cannot be changed without approval of a majority of the outstanding shares of that Fund. All investment policies not specifically designated as fundamental are non-fundamental and may be changed without shareholder approval.
■	Diversification: Diversification can help a Fund reduce the risks of investing. In accordance with current regulations of the Securities and Exchange Commission (the “SEC”), each Fund may not invest more than 5% of the value of its total assets at the time of purchase in the securities of any single issuer except that each Fund may invest up to 25% of its total assets in the securities of a single issuer for up to three business days. These limitations do not apply to cash, certain repurchase agreements, U.S. Government Securities (as defined in Appendix A) or securities of other investment companies. In addition, securities subject to certain unconditional guarantees are subject to different diversification requirements as described in the Additional Statement.

Fund Investment Objectives and Strategies

INVESTMENT OBJECTIVES

Taxable Fund:

The Prime Obligations Portfolio seeks to maximize current income to the extent consistent with the preservation of capital and the maintenance of liquidity by investing exclusively in high quality money market instruments.

The Prime Obligations Portfolio pursues its investment objective by investing in U.S. Government Securities, obligations of U.S. banks, commercial paper and other short-term obligations of U.S. companies, states, municipalities and other entities and repurchase agreements.

Tax-Exempt Fund:

The Tax-Exempt Diversified Portfolio seeks to provide shareholders, to the extent consistent with the preservation of capital and prescribed portfolio standards, with a high level of income exempt from federal income tax by investing primarily in municipal obligations.

The Tax-Exempt Diversified Portfolio pursues its investment objective by investing in securities issued by or on behalf of states, territories, and possessions of the United States and their political subdivisions, agencies, authorities and instrumentalities, and the District of Columbia, the interest from which, if any, is in the opinion of bond counsel excluded from gross income for federal income tax purposes, and generally not an item of tax preference under the federal alternative minimum tax (“AMT”).

FUND INVESTMENT OBJECTIVES AND STRATEGIES

PRINCIPAL INVESTMENT STRATEGIES

The table below identifies some of the investment techniques that may (but are not required to) be used by the Funds in seeking to achieve their investment objectives. The table also highlights the differences between the Funds in their use of these techniques and other investment practices and investment securities. Numbers in this table show allowable usage only; for actual usage, consult the Funds’ annual and semi-annual reports. For more information see Appendix A. The Funds publish their complete portfolio holdings on the Funds’ website (http://www.gs.com/funds). The Prime Obligations Portfolio publishes its holdings as of the end of each month subject to a thirty calendar-day lag between the date of the information and the date on which the information is disclosed. The Tax-Exempt Diversified Portfolio publish its holdings as of the end of each calendar quarter subject to a thirty calendar-day lag between the date of the information and the date on which the information is disclosed. This information will be available on the website until the date on which a Fund files its next quarterly portfolio holdings report on Form N-CSR or Form N-Q with the SEC. In addition, a description of the Funds’ policies and procedures with respect to the disclosure of a Fund’s portfolio securities is available in the Funds’ Additional Statement.

Investment Policies Matrix

	Prime	Tax-Exempt
	Obligations	Diversified
	Portfolio	Portfolio

U.S. Treasury Obligations	■[1]

U.S. Government Securities	■

Bank Obligations	■ U.S. banks only[2]

Commercial Paper	■	■ Tax-exempt only

Short-Term Obligations of Corporations and Other Entities	■ U.S. entities only

Repurchase Agreements	■

Asset-Backed and Receivables-Backed Securities[3]	■

Municipals	■[4]	■
At least 80% of net assets in tax-exempt municipal obligations (except in extraordinary circumstances)[5]

Custodial Receipts	■	■

Unrated Securities[6]	■	■

Investment Companies	■	■
	Up to 10% of total assets in other investment companies	Up to 10% of total assets in other investment companies

	Prime	Tax-Exempt
	Obligations	Diversified
	Portfolio	Portfolio

Private Activity Bonds	■	■ Does not intend to invest if subject to AMT[7]

Credit Quality[6]	First Tier[8]	First Tier[8]

Summary of Taxation for Distributions[9]	Taxable federal and state[10]	Tax-exempt federal and taxable state[11]

Miscellaneous	Reverse repurchase agreements not permitted	May (but does not currently
intend to) invest up to 20%
of net assets in securities
subject to AMT and may
temporarily invest in the
taxable money market
instruments described
herein. Reverse repurchase
agreements not permitted.

Note: See Appendix A for a description of, and certain criteria applicable to, each of these categories of investments.

[1]	Issued or guaranteed by the U.S. Treasury.
[2]	Including foreign branches of U.S. banks.
[3]	To the extent required by Rule 2a-7, asset-backed and receivables-backed securities will be rated by the requisite number of nationally recognized statistical rating organizations (“NRSROs”).
[4]	Will only make such investments when yields on such securities are attractive compared to other taxable investments.
[5]	Ordinarily expect that 100% of the Fund’s assets will be invested in municipal obligations, but the Fund may, for temporary defensive purposes, hold cash or invest in short-term taxable securities.
[6]	To the extent permitted by Rule 2a-7, securities without short-term ratings may be purchased if they are deemed to be of comparable quality to First Tier Securities. In addition, a Fund holding a security supported by a guarantee or demand feature may rely on the credit quality of the guarantee or demand feature in determining the credit quality of the investment.
[7]	If such policy should change, private activity bonds subject to AMT would not exceed 20% of the Fund’s net assets under normal market conditions. No more than 25% of the value of the Fund’s total assets may be invested in industrial development bonds or similar obligations where the non-governmental entities supplying the revenues from which such bonds or obligations are to be paid are in the same industry.
[8]	First Tier Securities are (a) rated in the highest short-term rating category by at least two NRSROs, or if only one NRSRO has assigned a rating, by that NRSRO; or (b) issued or guaranteed by, or otherwise allow a Fund under certain conditions to demand payment from, an entity with such ratings. U.S. Government Securities are considered First Tier Securities.
[9]	See “Taxation” for an explanation of the tax consequences summarized in the table above.
[10]	Taxable in many states except for distributions from U.S. Treasury Obligation interest income and certain U.S. Government Securities interest income.
[11]	Taxable except for distributions from interest on obligations of an investor’s state of residence in certain states.

Principal Risks of the Funds

Loss of money is a risk of investing in each Fund. An investment in a Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The following summarizes important risks that apply to the Funds and may result in a loss of your investment. Neither of the Funds should be relied upon as a complete investment program. There can be no assurance that a Fund will achieve its investment objective.

	Prime	Tax-Exempt
• Applicable	Obligations	Diversified
— Not applicable	Portfolio	Portfolio

NAV	•	•
Interest Rate	•	•
Credit/Default	•	•
Liquidity	•	•
U.S. Government Securities	•	—
Concentration	—	•
Tax	—	•

Risks that apply to each Fund:

■	NAV Risk—The risk that a Fund will not be able to maintain a NAV per share of $1.00 at all times.
■	Interest Rate Risk—The risk that during periods of rising interest rates, a Fund’s yield (and the market value of its securities) will tend to be lower than prevailing market rates; in periods of falling interest rates, a Fund’s yield will tend to be higher.
■	Credit/Default Risk—The risk that an issuer or guarantor of a security, or a bank or other financial institution that has entered into a repurchase agreement, may default on its payment obligations. In addition, with respect to the Tax-Exempt Diversified Portfolio, this risk includes the risk of default on foreign letters of credit, guarantees or insurance policies that back municipal securities.
■	Liquidity Risk—The risk that a Fund will be unable to pay redemption proceeds within the time period stated in this Prospectus, because of unusual market conditions, an unusually high volume of redemption requests, or other reasons.

Risk that applies to the Prime Obligations Portfolio:

■	U.S. Government Securities Risk—The risk that the U.S. government will not provide financial support to U.S. government agencies, instrumentalities or sponsored enterprises if it is not obligated to do so by law. Although many U.S. Government Securities purchased by the Fund, such as those issued by the Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”) and Federal Home Loan Banks may be chartered or sponsored by Acts of Congress, their securities are neither issued nor guaranteed by the United States Treasury and, therefore, are not backed by the full faith and credit of the United States. The maximum potential liability of the issuers of some U.S. Government Securities held by the Fund may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future.

Risks that apply to the Tax-Exempt Diversified Portfolio:

■	Concentration Risk—The risk that if the Fund invests more than 25% of its total assets in issuers within the same state, industry or economic sector, an adverse economic, business or political development may affect the value of the Fund’s investments more than if its investments were not so concentrated.
■	Tax Risk—The risk that future legislative or administrative changes or court decisions may materially affect the value of the Fund’s portfolio and/or the ability of the Fund to pay federal tax-exempt dividends. This Fund would not be a suitable investment for IRAs, other tax-exempt or tax deferred accounts or for other investors who are not sensitive to the federal, state or local tax consequences of these investments.

More information about the Funds’ portfolio securities and investment techniques, and their associated risks, is provided in Appendix A. You should consider the investment risks discussed in this section and in Appendix A. Both are important to your investment choice.

Fund Performance

HOW THE FUNDS HAVE PERFORMED

The bar chart and table below provide an indication of the risks of investing in a Fund by showing: (a) changes in the performance of a Fund’s Service Shares from year to year for up to the last ten years (with respect to the bar charts); and (b) the average annual total returns of a Fund’s Service Shares and the Prime Obligation Portfolio’s Class B and C Shares. Investors should be aware that the fluctuation of interest rates is one primary factor in performance volatility. The bar chart (including “Best Quarter” and “Worst Quarter” information) and table assume reinvestment of dividends and distributions. A Fund’s past performance is not necessarily an indication of how the Fund will perform in the future. The average annual total return reflects the assumed contingent deferred sales charge (“CDSC”) for Class B Shares (5% maximum declining to 0% after six years) and the assumed CDSC for Class C Shares (1% if redeemed within 12 months of purchase). Service Shares are not subject to any initial sales charge or CDSC. Performance reflects expense limitations in effect. If expense limitations were not in place, a Fund’s performance would have been reduced. You may obtain a Fund’s current yield by calling 1-800-526-7384.

Prime Obligations Portfolio

TOTAL RETURN	CALENDAR YEAR (Service Shares)

Best Quarter* Q3 ’00 1.48% Worst Quarter* Q1 ’04 0.07%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2005	1 Year	5 Years	10 Years	Since Inception

Service Shares (Inception 6/1/90)	2.50%	1.57%	3.26%	3.69%

Class B (Inception 5/8/96) Including CDSC	1.90%	1.14%	N/A	2.67%

Class C (Inception 8/15/97) Including CDSC	1.90%	1.14%	N/A	2.44%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.

FUND PERFORMANCE

Tax-Exempt Diversified Portfolio

TOTAL RETURN	CALENDAR YEAR (Service Shares)

Best Quarter* Q4 ’00 0.88% Worst Quarter* Q3 ’03 0.04%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2005	1 Year	5 Years	10 Years	Since Inception

Service Shares (Inception 7/2/90)	1.61%	1.02%	1.94%	2.31%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.

Fund Fees and Expenses
(Service, Class B and Class C Shares)

This table describes the fees and expenses that you would pay if you buy and hold ILA Service, Class B or Class C Shares of a Fund.

	Prime					Tax-Exempt
	Obligations					Diversified
	Portfolio					Portfolio

	(ILA Service)	(ILA Class B†)		(ILA Class C†)		(ILA Service)

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	None	None		None		None
Maximum Deferred Sales Charge (Load)[1]	None	5.0%	[2]	1.0%	[3]	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None	None		None		None
Redemption Fees	None	None		None		None
Exchange Fees	None	None		None		None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[4]
Management Fees	0.35%	0.35%		0.35%		0.35%
Class B and C Distribution and Service (12b-1) Fees	N/A	1.00%		1.00%		N/A
Other Expenses*	0.51%	0.11%		0.11%		0.46%
Service Fees[5]	0.25%	N/A		N/A		0.25%
Shareholder Administration Fees	0.15%	N/A		N/A		0.15%
All Other Expenses[6]	0.11%	0.11%		0.11%		0.06%

Total Fund Operating Expenses[7]*	0.86%	1.46%[8]		1.46%[8]		0.81%

See page 13 for all other footnotes.

*	As a result of waivers and expense limitations, “Other Expenses” and “Total Fund Operating Expenses” of the Funds which are actually incurred are as set forth below. The waivers and expense limitations may be modified or terminated at any time at the option of the Investment Adviser and, with respect to the expense limitation described in footnote 7, with the approval of the Trustees. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	Prime			Tax-Exempt
	Obligations			Diversified
	Portfolio			Portfolio

	(ILA Service)	(ILA Class B†)	(ILA Class C†)	(ILA Service)

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[4]
Management Fees	0.35%	0.35%	0.35%	0.35%
Class B and C Distribution and Service (12b-1) Fees	N/A	1.00%	1.00%	N/A
Other Expenses	0.48%	0.08%	0.08%	0.46%
Service Fees[6]	0.25%	N/A	N/A	0.25%
Shareholder Administration Fees	0.15%	N/A	N/A	0.15%
All Other Expenses[7]	0.08%	0.08%	0.08%	0.06%

Total Fund Operating Expenses (after waivers and expense limitations)[7]	0.83%	1.43%[8]	1.43%[8]	0.81%

FUND FEES AND EXPENSES

†	Investors wishing to purchase shares of the Prime Obligations Portfolio are generally required to purchase ILA Service Shares. ILA Class B and Class C Shares of the Prime Obligations Portfolio will typically be acquired in exchange for Class B or Class C Shares, respectively, of another Goldman Sachs Fund.
[1]	The maximum CDSC is a percentage of the lesser of the NAV at the time of redemption or the NAV when the shares were originally purchased.
[2]	A CDSC is imposed upon Class B Shares redeemed within six years of purchase (or initial investment in a Goldman Sachs Fund from which an exchange is made) at a rate of 5% in the first year, declining to 1% in the sixth year, and eliminated thereafter.
[3]	A CDSC of 1% is imposed on Class C Shares redeemed within 12 months of purchase (or initial investment in a Goldman Sachs Fund from which an exchange is made).
[4]	The Fund’s annual operating expenses are based on actual expenses for the fiscal year ended December 31, 2005.
[5]	Service Organizations may charge other fees directly to their customers who are the beneficial owners of ILA Service Shares in connection with their customers’ accounts. Such fees may affect the return such customers realize with respect to their investments.
[6]	“All Other Expenses” include transfer agency fees and expenses equal on an annualized basis to 0.04% of the average daily net assets of each class plus all other ordinary expenses not detailed above.
[7]	The Investment Adviser has voluntarily agreed to reduce or limit “Total Fund Operating Expenses” of each Fund such that Total Fund Operating Expenses (excluding distribution fees, service fees, shareholder administration fees, taxes, interest, brokerage fees, litigation, indemnification, shareholder meeting and other extraordinary expenses exclusive of any expense offset arrangements) will not exceed 0.434% of each Fund’s average daily net assets.

Fund Fees and Expenses continued

Example

The following Example is intended to help you compare the cost of investing in a Fund (without the waivers and expense limitations) with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in Service, Class B or Class C Shares of a Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that a Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Fund	1 Year	3 Years	5 Years	10 Years

Prime Obligations
ILA Service Shares	$88	$274	$477	$1,061
Class B Shares*
– Assuming complete redemption	$649	$762	$997	$1,584
– Assuming no redemption	$149	$462	$797	$1,584
Class C Shares
– Assuming complete redemption	$249	$462	$797	$1,746
– Assuming no redemption	$149	$462	$797	$1,746

Tax-Exempt Diversified
ILA Service Shares	$83	$259	$450	$1,002

*	ILA Class B Shares convert to ILA Service Shares eight years after purchase; therefore, ILA Class B expenses in the hypothetical example above assume this conversion.

Service Organizations that invest in Service Shares on behalf of their customers may charge other fees directly to their customer accounts in connection with their investments. You should contact your Service Organization for information regarding such charges. Such fees, if any, may affect the return such customers realize with respect to their investment.

Certain institutions may receive other compensation in connection with the sale and distribution of shares or for services to their customers’ accounts and/or the Funds. For additional information regarding such compensation, see “Shareholder Guide” in the Prospectus and “Payments to Intermediaries” in the Additional Statement.

Service Providers

INVESTMENT ADVISER

Goldman Sachs Asset Management, L.P. (“GSAM”), 32 Old Slip, New York, New York 10005, has been registered as an investment adviser with the SEC since 1990 and is an affiliate of Goldman Sachs. As of December 31, 2005, GSAM had assets under management of $496.1 billion.

The Investment Adviser provides day-to-day advice regarding the Funds’ portfolio transactions. The Investment Adviser also performs the following services for the Funds:

■	Continually manages each Fund, including the purchase, retention and disposition of securities and other assets
■	Administers each Fund’s business affairs
■	Performs various recordholder servicing functions (to the extent not provided by other organizations)

Pursuant to SEC orders, a Fund may enter into principal transactions in certain money market instruments, including repurchase agreements, with Goldman Sachs.

MANAGEMENT FEES

As compensation for its services and its assumption of certain expenses, the Investment Adviser is entitled to the following fees, computed daily and payable monthly, at the annual rates listed below (as a percentage of each respective Portfolio’s average daily net assets):

		Actual Rate
		For the Fiscal
		Year Ended
Fund	Contractual Rate	December 31, 2005

Prime Obligations	0.35%	0.35%

Tax-Exempt Diversified	0.35%	0.35%

The difference, if any, between the stated fees and the actual fees paid by the Funds reflects that the Investment Adviser did not charge the full amount of the fees to which it would have been entitled. The Investment Adviser may discontinue or modify any such voluntary limitations in the future at its discretion.

A discussion regarding the basis for the Board of Trustees’ approval of the Management Agreement in 2005 for the Funds is available in the Funds’ semi-annual report dated June 30, 2005.

DISTRIBUTOR AND TRANSFER AGENT

Goldman Sachs, 85 Broad Street, New York, New York 10004, serves as the exclusive distributor (the “Distributor”) of each Fund’s shares. Goldman Sachs, 71 S. Wacker Dr., Suite 500, Chicago, Illinois 60606, also serves as each Fund’s transfer agent (the “Transfer Agent”) and, as such, performs various shareholder servicing functions.

From time to time, Goldman Sachs or any of its affiliates may purchase and hold shares of the Funds. Goldman Sachs reserves the right to redeem at any time some or all of the shares acquired for its own account.

ACTIVITIES OF GOLDMAN SACHS AND ITS AFFILIATES AND OTHER ACCOUNTS MANAGED BY GOLDMAN SACHS

The involvement of the Investment Adviser, Goldman Sachs and their affiliates in the management of, or their interest in, other accounts and other activities of Goldman Sachs may present conflicts of interest with respect to a Fund or limit a Fund’s investment activities. Goldman Sachs is a full service investment banking, broker dealer, asset management and financial services organization and a major participant in global financial markets. As such, it acts as an investor, investment banker, research provider, investment manager, financer, advisor, market maker, trader, prime broker, lender, agent and principal, and has other direct and indirect interests, in the global fixed income, currency, commodity, equity and other markets in which the Funds directly and indirectly invest. Thus, it is likely that the Funds will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which Goldman Sachs performs or seeks to perform investment banking or other services. Goldman Sachs and its affiliates engage in proprietary trading and advise accounts and funds which have investment objectives similar to those of the Funds and/or which engage in and compete for transactions in the same types of securities, currencies and instruments as the Funds. Goldman Sachs and its

SERVICE PROVIDERS

affiliates will not have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of the Funds. The results of a Fund’s investment activities, therefore, may differ from those of Goldman Sachs, its affiliates, and other accounts managed by Goldman Sachs and it is possible that a Fund could sustain losses during periods in which Goldman Sachs and its affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. In addition, the Funds may, from time to time, enter into transactions in which Goldman Sachs or its other clients have an adverse interest. Furthermore, transactions undertaken by Goldman Sachs, its affiliates or Goldman Sachs advised clients may adversely impact the Funds. Transactions by one or more Goldman Sachs advised clients or the Investment Adviser may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Funds. A Fund’s activities may be limited because of regulatory restrictions applicable to Goldman Sachs and its affiliates, and/or their internal policies designed to comply with such restrictions. As a global financial services firm, Goldman Sachs also provides a wide range of investment banking and financial services to issuers of securities and investors in securities. Goldman Sachs, its affiliates and others associated with it may create markets or specialize in, have positions in and affect transactions in, securities of issuers held by the Funds, and may also perform or seek to perform investment banking and financial services for those issuers. Goldman Sachs and its affiliates may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Funds or who engage in transactions with or for the Funds. For more information about conflicts of interest, see the Additional Statement.

LEGAL PROCEEDINGS

On April 2, 2004, Lois Burke, a plaintiff identifying herself as a shareholder of the Goldman Sachs Internet Tollkeeper Fund, filed a purported class and derivative action lawsuit in the United States District Court for the Southern District of New York against The Goldman Sachs Group, Inc. (“GSG”), Goldman Sachs Asset Management, L.P. (“GSAM”), the Trustees and Officers of the Goldman Sachs Trust (the “Trust”), and John Doe Defendants. In addition, certain investment portfolios of the Trust were named as nominal defendants. On April 19 and May 6, 2004, additional class and derivative action lawsuits containing substantially similar allegations and requests for redress were filed in the United States District Court for the Southern District of New York. On June 29, 2004, the three complaints were consolidated into one action, In re Goldman Sachs Mutual Funds Fee

Litigation, and on November 17, 2004, the plaintiffs filed a consolidated amended complaint against GSG, GSAM, Goldman Sachs Asset Management International (“GSAMI”), Goldman, Sachs & Co., Goldman Sachs Variable Insurance Trust (“GSVIT”) the Trustees and Officers of the Trust and GSVIT and John Doe Defendants (collectively, the “Defendants”) in the United States District Court for the Southern District of New York. Certain investment portfolios of the Trust and GSVIT (collectively, the “Goldman Sachs Funds”) were also named as nominal defendants in the amended complaint. Plaintiffs filed a second amended consolidated complaint on April 15, 2005.

The second amended consolidated complaint, which is brought on behalf of all persons or entities who held shares in the Goldman Sachs Funds between April 2, 1999 and January 9, 2004, inclusive (the “Class Period”), asserts claims involving (i) violations of the Act and the Investment Advisers Act of 1940; (ii) common law breaches of fiduciary duty; and (iii) unjust enrichment. The complaint alleges, among other things, that during the Class Period, the Defendants made improper and excessive brokerage commission and other payments to brokers that sold shares of the Goldman Sachs Funds and omitted statements of fact in registration statements and reports filed pursuant to the Act which were necessary to prevent such registration statements and reports from being materially false and misleading. In addition, the complaint alleges that the Goldman Sachs Funds paid excessive and improper investment advisory fees to GSAM and GSAMI. The complaint also alleges that GSAM and GSAMI used Rule 12b-1 fees for improper purposes and made improper use of soft dollars. The complaint further alleges that the Trust’s Officers and Trustees breached their fiduciary duties in connection with the foregoing. The plaintiffs in the cases are seeking compensatory damages; rescission of GSAM’s and GSAMI’s investment advisory agreement and return of fees paid; an accounting of all Goldman Sachs Funds-related fees, commissions and soft dollar payments; restitution of all unlawfully or discriminatorily obtained fees and charges; and reasonable costs and expenses, including counsel fees and expert fees. On January 13, 2006, all claims against the Defendants were dismissed by the U.S. District Court. On February 22, 2006, the plaintiffs appealed this decision.

Based on currently available information, GSAM and GSAMI believe that the likelihood that the pending purported class and derivative action lawsuit will have a material adverse financial impact on the Goldman Sachs Funds is remote, and the pending action is not likely to materially affect their ability to provide investment management services to their clients, including the Goldman Sachs Funds.

Dividends

All or substantially all of each Fund’s net investment income will be declared as a dividend daily. Dividends will normally, but not always, be declared as of 4:00 p.m. New York time as a dividend and distributed monthly. You may choose to have dividends paid in:

■	Cash
■	Additional shares of the same class of the same Fund

You may indicate your election on your Account Application. Any changes may be submitted in writing to Goldman Sachs at any time. If you do not indicate any choice, dividends and distributions will be reinvested automatically in the applicable Fund.

Dividends will be reinvested as of the last calendar day of each month. Cash distributions normally will be paid on or about the first business day of each month. Net short-term capital gains, if any, will be distributed in accordance with federal income tax requirements and may be reflected in a Fund’s daily distributions.

Each Fund may distribute at least annually other realized capital gains, if any, after reduction by available capital losses. In order to avoid excessive fluctuations in the amount of monthly capital gains distributions, a portion of any net capital gains realized on the disposition of securities during the months of November and December may be distributed during the subsequent calendar year. The realized gains and losses are not expected to be of an amount which would affect a Fund’s NAV of $1.00 per share.

Shareholder Guide

The following section will provide you with answers to some of the most often asked questions regarding buying and selling the Funds’ shares.

HOW TO BUY SHARES

How Can I Purchase Shares Of The Funds?
Each Fund offers Service Shares, and the Prime Obligations Portfolio also offers Class B and Class C Shares. You may purchase shares on any business day at their NAV next determined after receipt of an order in proper form by State Street Bank and Trust Company (“State Street”) as agent for Goldman Sachs or certain authorized institutions (“Authorized Dealers”). No sales load is charged.

Service Shares may be purchased through Goldman Sachs acting as a Service Organization or through Authorized Dealers. Class B and Class C Shares may be purchased through Goldman Sachs or through Authorized Dealers. Class B and Class C Shares will typically be issued only upon an exchange of Class B and Class C Shares of another equity or bond fund of the Goldman Sachs Trust (the “Trust”) or to accounts that intend to systematically exchange such shares for Class B or Class C Shares of other Goldman Sachs Funds. If you do not specify in your instructions to the Funds which class of shares you wish to purchase, the Funds will assume that the instructions apply to Service Shares since, unlike Class B and Class C Shares, they are normally not subject to any CDSC and have lower fees.

In order to make an initial investment in a Fund, you must furnish to the Fund, Goldman Sachs, your Service Organization or your Authorized Dealer the information in the Account Application. An order will be processed upon receipt of payment.

To Open an Account:

■	Complete the Account Application
■	Mail your payment and Account Application to:

Your Authorized Dealer

–	Purchases by check or Federal Reserve draft should be made payable to your Authorized Dealer

–	Your Authorized Dealer is responsible for forwarding payment promptly (within three business days) to the Fund

or

Goldman Sachs Funds P.O. Box 219711, Kansas City, MO 64121-9711

SHAREHOLDER GUIDE

–	Purchases by check or Federal Reserve draft should be made payable to Goldman Sachs Funds—(Name of Fund and Class of Shares)

–	Boston Financial Data Services, Inc. (“BFDS”), the Fund’s sub-transfer agent, will not accept checks drawn on foreign banks, third-party checks, cashier’s checks or official checks, temporary checks, electronic checks, drawer checks, cash, money orders, travelers cheques or credit card checks. In limited situations involving the transfer of retirement assets, the Fund may accept cashier’s checks or official bank checks.

–	Federal funds wire, Automated Clearing House Network (“ACH”) transfer or bank wires should be sent to State Street

It is expected that Federal Reserve drafts will ordinarily be converted to federal funds on the day of receipt and that checks will be converted to federal funds within two business days after receipt. ACH transfers are expected to convert to federal funds on the business day following receipt of the ACH transfer.

When Do Shares Begin Earning Dividends?
If a wire purchase order is received on a business day by the deadline specified below and payment in federal funds is received by the Fund by the close of the Federal Reserve wire transfer system (normally, 6:00 p.m. New York time), then dividends will begin to accrue on the same business day that the wire purchase order is received:

Prime Obligations Portfolio:

■	By 3:00 p.m. New York time

Tax-Exempt Diversified Portfolio:

■	By 1:00 p.m. New York time

If a wire purchase order is received on a business day after the deadline specified above, you will not earn dividends on the day the purchase order is received. For purchase orders accompanied by check, dividends will normally begin to accrue within two business days of receipt.

What Is My Minimum Investment In The Funds?

All Funds	Initial	Additional

Regular Accounts	$5,000	None

Systematic Exchange Program (Class B and C Shares Only)	$1,000	None

Other Share Exchanges	$5,000 or full account share balance, whichever is less	None

Prime Obligations Portfolio Only

Retirement Accounts (e.g. IRAs and employee sponsored plans)	$250	No minimum

Uniform Gift/Transfer to Minors Accounts (UGMA/UTMA)	$250	$50

Coverdell ESAs	$250	$50

Automatic Investment Plan Accounts	$250	$50

What Alternative Sales Arrangements Are Available?
The Funds offer three classes of shares through this Prospectus:

Maximum Amount You Can	Class B	$100,000*

Buy in the Aggregate	Class C	$1,000,000*

Across Funds	Service
	Shares	No limit

Initial Sales Charge	Class B	None

	Class C	None

Service
	Shares	None

CDSC	Class B	6 year declining CDSC with a maximum of 5%

	Class C	1% if shares are redeemed within 12 months of purchase

	Service Shares	None unless acquired in an exchange for shares subject to a CDSC

Conversion Feature	Class B	Class B Shares automatically convert to ILA Service Shares after 8 years

	Class C	None

Service
	Shares	None

*	No additional Class B Shares or Class C Shares may be purchased by an investor either in an initial purchase or in subsequent purchases if the current market value of the shares owned and/or purchased is equal to or exceeds $100,000 in the case of Class B Shares or $1,000,000 in the case of Class C Shares.

SHAREHOLDER GUIDE

What Else Should I Know About Share Purchases?
The Trust reserves the right to:

■	Refuse to open an account if you fail to (i) provide a Social Security Number or other taxpayer identification number; or (ii) certify that such number is correct (if required to do so under applicable law).

■	Reject any purchase order for any reason.

■	Modify or waive the minimum investment requirement.

■	Modify the manner in which shares are offered.

■	Modify the sales charge rate applicable to future purchases of Class B and Class C Shares.

The Board of Trustees of the Trust has not adopted policies and procedures with respect to frequent purchases and redemptions of Fund shares in light of the nature and high quality of the Funds’ investments. Each Fund reserves the right, however, to refuse a purchase or exchange order if management of the Trust believes that the transaction may not be in the best interests of the Fund. The Trust and Goldman Sachs will not be liable for any loss resulting from rejected purchase or exchange orders. In addition, restrictions on frequent transactions may apply with respect to other investment portfolios of the Trust.

Generally, the Funds will not allow non-U.S. citizens and certain U.S. citizens residing outside the United States to open an account directly with the Funds.

The Funds may allow you to purchase shares with securities instead of cash if consistent with a Fund’s investment policies and operations and if approved by the Investment Adviser.

The minimum investment requirement may be waived for current and former officers, partners, directors or employees of Goldman Sachs or any of its affiliates.

Customer Identification Program. Federal law requires the Funds to obtain, verify and record identifying information, which may include the name, residential or business street address, date of birth (for an individual), Social Security Number or taxpayer identification number or other identifying information, for each investor who opens an account with the Funds. Applications without the required information may not be accepted by the Funds. After accepting an application, to the extent permitted by applicable law or their customer identification program, the Funds reserve the right to: (i) place limits on transactions in any account until the identity of the investor is verified; (ii) refuse an investment in the Funds; or (iii) involuntarily redeem an investor’s shares and close an account in the event that the Funds are unable to verify an investor’s identity. The Funds and their agents will not be responsible for any loss in an investor’s account resulting from the investor’s delay in providing all required identifying information or from closing an account and redeeming an investor’s shares pursuant to the customer identification program.

How Are Shares Priced?

The price you pay or receive when you buy, sell or exchange shares is the Fund’s next determined NAV for a share class. The Funds calculate NAV as follows:

NAV =	(Value of Assets of the Class) - (Liabilities of the Class) Number of Outstanding Shares of the Class

■	NAV per share of each class is generally calculated by the accounting agent on each business day as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York time) or such later time as the New York Stock Exchange or NASDAQ market may officially close. Fund shares will be priced on any day the New York Stock Exchange is open, except for days on which Chicago, Boston or New York banks are closed for local holidays.
■	On any business day when the Bond Market Association (“BMA”) recommends that the securities markets close early, each Fund reserves the right to close at or prior to the BMA recommended closing time. If a Fund does so, it will cease granting same business day credit for purchase and redemption orders received after the Fund’s closing time and credit will be given to the next business day.
■	The Trust reserves the right to advance the time by which purchase and redemption orders must be received for same business day credit as otherwise permitted by the SEC.

SHAREHOLDER GUIDE

Note: The time at which transactions and shares are priced and the time by which orders must be received may be changed in case of an emergency or if regular trading on the New York Stock Exchange is stopped at a time other than 4:00 p.m. New York time. In the event the New York Stock Exchange does not open for business because of an emergency, the Trust may, but is not required to, open one or more Funds for purchase, redemption and exchange transactions if the Federal Reserve wire payment system is open. To learn whether a Fund is open for business during an emergency situation, please call 1-800-526-7384.

To help each Fund maintain its $1.00 constant share price, portfolio securities are valued at amortized cost in accordance with SEC regulations. Amortized cost will normally approximate market value. There can be no assurance that a Fund will be able at all times to maintain a NAV of $1.00 per share.

In addition, if an event that affects the value of a security occurs after the publication of market quotations used by a Fund to price its securities but before the close of trading on the New York Stock Exchange, the Trust in its discretion and consistent with applicable regulatory guidance may determine whether to make an adjustment in light of the nature and significance of the event.

A COMMON QUESTION ABOUT THE PURCHASE OF SERVICE SHARES

What Is The Offering Price Of Service Shares?
You may purchase Service Shares of the Funds at the next determined NAV without an initial sales charge. Service Shares are not subject to any CDSC (unless acquired in an exchange transaction for shares of a Goldman Sachs Fund that were subject to a CDSC).

COMMON QUESTIONS ABOUT THE PURCHASE OF CLASS B SHARES

What Is The Offering Price Of Class B Shares?
You may purchase Class B Shares of the Prime Obligations Portfolio at the next determined NAV without an initial sales charge. However, Class B Shares redeemed within six years of purchase will be subject to a CDSC at the rates shown in the table on the next page based on how long you held your shares.

The CDSC schedule is as follows:

CDSC as a
Percentage of
Dollar Amount
Year Since Purchase	Subject to CDSC

First	5%
Second	4%
Third	3%
Fourth	3%
Fifth	2%
Sixth	1%
Seventh and thereafter	None

No CDSC is imposed upon exchanges of Class B Shares between the Prime Obligation Portfolios and another Goldman Sachs Fund. However, shares acquired in an exchange will be subject to the CDSC to the same extent as if there had been no exchange.

Proceeds from the CDSC are payable to the Distributor and may be used in whole or in part to defray the Distributor’s expenses related to providing distribution-related services to the Funds in connection with the sale of Class B Shares, including the payment of compensation to Authorized Dealers. A commission equal to 4% of the amount invested is paid to Authorized Dealers.

What Should I Know About The Automatic Conversion Of Class B Shares?
Class B Shares of the Prime Obligations Portfolio will automatically convert into Service Shares of the Prime Obligations Portfolio at the end of the calendar quarter that is eight years after the purchase date.

If you acquire Class B Shares of the Prime Obligations Portfolio by exchange from Class B Shares of another Goldman Sachs Fund, your Class B Shares will convert into Service Shares of the Prime Obligations Portfolio based on the date of the initial purchase and the CDSC schedule of that purchase.

If you acquire Class B Shares through reinvestment of distributions, your Class B Shares will convert into Service Shares based on the date of the initial purchase of the shares on which the distribution was paid.

The conversion of Class B Shares to Service Shares will not occur at any time the Prime Obligations Portfolio is advised that such conversions may constitute taxable events for federal tax purposes, which the Fund believes is unlikely. If conversions do not occur as a result of possible taxability, Class B Shares would continue to be subject to higher expenses than Service Shares for an indeterminate period.

SHAREHOLDER GUIDE

A COMMON QUESTION ABOUT THE PURCHASE OF CLASS C SHARES

What Is The Offering Price Of Class C Shares?
You may purchase Class C Shares of the Prime Obligations Portfolio at the next determined NAV without paying an initial sales charge. However, if you redeem Class C Shares within 12 months of purchase, a CDSC of 1% will normally be deducted from the redemption proceeds. In connection with purchases by Section 401(k), profit sharing, money purchase pension, tax-sheltered annuity, defined benefit pension, or other employee benefit plans (including health savings accounts) that are sponsored by one or more employers (including governmental or church employers) or employee organizations (“Employee Benefit Plans”), where Class C Shares are redeemed within 12 months of purchase, a CDSC of 1% may be imposed upon the plan sponsor or third-party administrator.

Proceeds from the CDSC are payable to the Distributor and may be used in whole or in part to defray the Distributor’s expenses related to providing distribution-related services to the Funds in connection with the sale of Class C Shares, including the payment of compensation to Authorized Dealers. An amount equal to 1% of the amount invested is paid by the Distributor to Authorized Dealers.

COMMON QUESTIONS APPLICABLE TO THE PURCHASE OF SERVICE, CLASS B AND CLASS C SHARES

What Else Do I Need To Know About The CDSC On Class B Or C Shares?

■	No CDSC is charged on shares acquired from reinvested dividends or capital gains distributions.
■	When counting the number of months since a purchase of Class B or Class C Shares was made, all payments made during a month will be combined and considered to have been made on the first day of that month.
■	To keep your CDSC as low as possible, each time you place a request to sell shares, the Funds will first sell any shares in your account that do not carry a CDSC and then the shares in your account that have been held the longest.

In What Situations May The CDSC On Service, Class B Or Class C Shares Be Waived Or Reduced?
The CDSC on Service, Class B or Class C Shares that are subject to a CDSC (i.e., because the Service Shares were acquired in an exchange transaction for shares of a Goldman Sachs Fund that were subject to a CDSC) may be waived or reduced if the redemption relates to:

■	Retirement distributions or loans to participants or beneficiaries from Employee Benefit Plans;

■	The death or disability (as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the “Code”)) of a participant or beneficiary in an Employee Benefit Plan;
■	Hardship withdrawals by a participant or beneficiary in an Employee Benefit Plan;
■	Satisfying the minimum distribution requirements of the Code;
■	Establishing “substantially equal periodic payments” as described under Section 72(t)(2) of the Code;
■	The separation from service by a participant or beneficiary in an Employee Benefit Plan;
■	The death or disability (as defined in Section 72(m)(7) of the Code) of a shareholder if the redemption is made within one year of the event;
■	Excess contributions distributed from an Employee Benefit Plan;
■	Distributions from a qualified Employee Benefit Plan invested in the Goldman Sachs Funds which are being rolled over to a Goldman Sachs IRA in the same share class; or
■	Redemption proceeds which are to be reinvested in accounts or non-registered products over which GSAM or its advisory affiliates have investment discretion.

In addition, Service, Class B and Class C Shares subject to a systematic withdrawal plan may be redeemed without a CDSC. The Funds reserve the right to limit such redemptions, on an annual basis, to 12% each of the value of your Class B and C Shares.

What Other Attributes of Service, Class B Or Class C Shares Should I Know About?

■	Service Shares. Service Shares are normally not subject to any initial sales charge or CDSC. However, Service Shares are subject to service and shareholder administration fees at the aggregate annual rate of 0.40% of a Fund’s average daily net assets attributable to Service Shares.
■	Class B Shares. Class B Shares are subject to a CDSC but not an initial sales charge. By not paying a front-end sales charge, your entire investment in Class B Shares is available to work for you from the time you make your initial investment. However, the distribution fee of up to 0.75% and service fee of up to 0.25% paid by Class B Shares will cause your Class B Shares (until conversion to Service Shares) to have a higher expense ratio, and thus lower performance and dividend payments, than Service Shares. A maximum purchase limitation of $100,000 in the aggregate normally applies to Class B Shares. Once the current value of the Class B Shares in the aggregate across all Goldman Sachs Funds is equal to $100,000, you will not be allowed to purchase any additional Class B Shares. Individual purchases exceeding $100,000 will be

SHAREHOLDER GUIDE

rejected and additional purchases which could cause your holdings in Class B Shares to exceed $100,000 will be rejected.
■	Class C Shares. Class C Shares are also subject to a CDSC but not an initial sales charge. By not paying a front-end sales charge, your entire investment in Class C Shares is available to work for you from the time you make your initial investment. However, the distribution fee of up to 0.75% and service fee of up to 0.25% paid by Class C Shares will cause your Class C Shares to have a higher expense ratio, and thus lower performance and dividend payments, than Service Shares (or Class B Shares after conversion to Service Shares).

Although Class C Shares are subject to a CDSC for only 12 months, Class C Shares do not have the automatic eight-year conversion feature applicable to Class B Shares and your investment may therefore pay higher distribution fees indefinitely.

A maximum purchase limitation of $1,000,000 in the aggregate normally applies to purchases of Class C Shares. Once the current value of the Class C Shares in the aggregate across all Goldman Sachs Funds is equal to $1,000,000, you will not be allowed to purchase any additional Class C Shares. Individual purchases exceeding $1,000,000 will be rejected and additional purchases which could cause your holdings in Class C Shares to exceed $1,000,000 will be rejected.

Note: Authorized Dealers may receive different compensation for selling Service, Class B or Class C Shares.

In addition to Service, Class B and Class C Shares, each Fund also offers other classes of shares to investors. These other share classes are subject to different fees and expenses (which affect performance), have different minimum investment requirements and are entitled to different services. Information regarding these other share classes may be obtained from your sales representative or from Goldman Sachs by calling the number on the back cover of this Prospectus.

HOW TO SELL SHARES

How Can I Sell Shares Of The Funds?
You may arrange to take money out of your account by selling (redeeming) some or all of your shares. Generally, each Fund will redeem its shares upon request on any business day at their NAV next determined after receipt of such request in proper form, subject to any applicable CDSC. You may request that redemption proceeds be sent to you by check or by wire (if the wire instructions are on record). Redemptions may be requested in writing or by telephone.

Instructions For Redemptions:

By Writing:	■ Write a letter of instruction that includes:
■ Name(s) and signature(s)
■ Account number
■ The Fund name and Class of Shares
■ The dollar amount you want to sell
■ How and where to send the proceeds
■ Obtain a Medallion Signature Guarantee (see details below)
■ Obtain a signature guarantee (see details below)
■ Mail your request to: Goldman Sachs Funds P.O. Box 219711 Kansas City, MO 64141-9711
or for overnight delivery — Goldman Sachs Funds 330 West 9th St. Poindexter Bldg. 1st Floor Kansas City, MO 64105

By Telephone:	If you have not declined the telephone redemption privilege on your Account Application:
■ 1-800-526-7384 (8:00 a.m. to 4:00 p.m. New York time)
■ You may redeem up to $50,000 of your shares daily
■ Proceeds which are sent directly to a Goldman Sachs brokerage account or to the bank account designated on your Account Application are not subject to the $50,000 limit

You may also take advantage of the check redemption privilege described below.

Any redemption request that requires money to go to an account or address other than that designated on the Account Application must be in writing and signed by an authorized person designated on the Account Application. Other information may also be required. Please contact the Funds. The written request may be confirmed by telephone with both the requesting party and the designated bank account to verify instructions.

When Do I Need A Medallion Signature Guarantee To Redeem Shares?
A Medallion signature guarantee may be required if:

■	You are requesting in writing to redeem shares in an amount over $50,000;
■	You would like the redemption proceeds sent to an address that is not your address of record; or
■	You would like to change the bank designated on your Account Application.

SHAREHOLDER GUIDE

A Medallion signature guarantee must be obtained from a bank, brokerage firm or other financial intermediary that is a member of an approved Medallion Guarantee Program or that is otherwise approved by the Trust. A notary public cannot provide a Medallion signature guarantee. Additional documentation may be required for executors, trustees or corporations or when deemed appropriate by the Transfer Agent.

What Do I Need To Know About Telephone Redemption Requests?
The Trust, the Distributor, and the Transfer Agent will not be liable for any loss you may incur in the event that the Trust accepts unauthorized telephone redemption requests that the Trust reasonably believes to be genuine. The Trust may accept telephone redemption requests from any person identifying himself or herself as the owner of an account or the owner’s registered representative where the owner has not declined in writing to use this service. Thus, you risk possible losses if a telephone redemption is not authorized by you.

In an effort to prevent unauthorized or fraudulent redemption and exchange requests by telephone, Goldman Sachs and BFDS employs reasonable procedures specified by the Trust to confirm that such instructions are genuine. If reasonable procedures are not employed, the Trust may be liable for any loss due to unauthorized or fraudulent transactions. The following general policies are currently in effect:

■	All telephone requests are recorded.
■	Proceeds of telephone redemption requests will be sent only to your address of record or authorized bank account designated on your Account Application.
■	For the 30-day period following a change of address, telephone redemptions will only be filled by a wire transfer to the bank account designated on the Account Application (see immediately preceding bullet point). In order to receive the redemption by check during this time period, the redemption request must be a letter with a signature Medallion guaranteed.
■	The telephone redemption option does not apply to shares held in a “street name” account. “Street name” accounts are accounts maintained and serviced by your Authorized Dealer. If your account is held in “street name,” you should contact your registered representative of record, who may make telephone redemptions on your behalf.
■	The telephone redemption option may be modified or terminated at any time.

Note: It may be difficult to make telephone redemptions in times of drastic economic or market conditions.

When Will Redemption Proceeds Be Wired Or Mailed?

Redemption proceeds will normally be wired or mailed to the recordholder of shares as follows:

Redemption Request Received	Redemption Proceeds	Dividends

Prime Obligations Portfolio:

■ By 3:00 p.m. New York time	■ Wired same business day ■ Checks sent next business day	Not earned on day request is received
■ After 3:00 p.m. New York time	■ Wired next business day ■ Checks sent within two business days	Earned on day request is received

Tax-Exempt Diversified Portfolio:

■ By 12:00 p.m. New York time	■ Wired same business day ■ Checks sent next business day	Not earned on day request is received
■ After 12:00 p.m. New York time	■ Wired next business day ■ Checks sent within two business days	Earned on day request is received

■	Although redemption proceeds will normally be wired or mailed as described above, each Fund reserves the right to pay redemption proceeds up to three business days following receipt of a properly executed wire transfer request. Redemption requests or payments may be postponed or suspended as permitted pursuant to Section 22(e) of the Act. Generally, under that section, redemption requests or payments may be postponed or suspended if (i) the New York Stock Exchange is closed for trading or trading is restricted; (ii) an emergency exists which makes the disposal of securities owned by a Fund or the fair determination of the value of a Fund’s net assets not reasonably practicable; or (iii) the SEC by order permits the suspension of the right of redemption.
■	If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days. If the Federal Reserve Bank is closed on the day that the redemption proceeds would ordinarily be wired, wiring the redemption proceeds may be delayed one additional business day.
■	To change the bank designated on your Account Application, you must send written instructions (with your signature Medallion guaranteed) to the Transfer Agent.
■	Neither the Trust nor Goldman Sachs assumes any responsibility for the performance of your bank or any intermediaries in the transfer process. If a problem with such performance arises, you should deal directly with your bank or any such intermediaries.

SHAREHOLDER GUIDE

What Should I Know About The Check Redemption Privilege? (Service Shares Only)
You may elect to have a special account with State Street for the purpose of redeeming shares from your account by check. The following general policies govern the check redemption privilege:

■	You will be provided with a supply of checks when State Street receives a completed signature card and authorization form. Checks drawn on the account may be payable to the order of any person in any amount over $500, but cannot be certified.
■	The payee of the check may cash or deposit it just like any other check drawn on a bank.
■	When the check is presented to State Street for payment, a sufficient number of full or fractional Service Shares will be redeemed to cover the amount of the check.
■	Canceled checks will be returned to you by State Street.
■	The check redemption privilege allows you to receive the dividends declared on the Service Shares that are to be redeemed until the check is actually processed. Because of this feature, accounts may not be completely liquidated by check.
■	If the amount of the check is greater than the value of the Service Shares held in your account, the check will be returned unpaid. In this case, you may be subject to extra charges.
■	The Trust reserves the right to limit the availability of, modify or terminate the check redemption privilege at any time with respect to any or all shareholders.

What Else Do I Need To Know About Redemptions?

The following generally applies to redemption requests:

■	Additional documentation may be required when deemed appropriate by the Transfer Agent. A redemption request will not be in proper form until such additional documentation has been received.

■	Institutions (including banks, trust companies, brokers and investment advisers) are responsible for the timely transmittal of redemption requests by their customers to the Transfer Agent. In order to facilitate the timely transmittal of redemption requests, these institutions may set times by which they must receive redemption requests. These institutions may also require additional documentation from you.

The Trust reserves the right to:

■	Redeem the shares of any account whose balance falls below the Fund minimum as a result of a redemption. The Fund will give 60 days’ prior written notice to allow you to purchase sufficient additional shares of the Fund in order to avoid such redemption. Different rules may apply to investors who have established brokerage accounts with Goldman Sachs in accordance with the terms and conditions of their account agreements.

■	Redeem the shares of any account in the event an Authorized Dealer’s or Service Organization’s relationship with Goldman Sachs is terminated and you do not transfer your account to another Authorized Dealer or Service Organization with a relationship with Goldman Sachs. The Trust will not be responsible for any loss in an investor’s account resulting from a redemption.
■	Subject to applicable law, redeem your shares in other circumstances determined by the Board of Trustees to be in the best interest of the Trust.
■	Pay redemptions by a distribution in-kind of securities (instead of cash). If you receive redemption proceeds in-kind, you should expect to incur transaction costs upon the disposition of those securities.
■	Reinvest any dividends or other distributions which you have elected to receive in cash should your check for such dividends or other distributions be returned to the Fund as undeliverable or remain uncashed for six months. In addition, that distribution and all future distributions payable to you will be reinvested at the NAV on the day of reinvestment in additional shares of the same class and Fund on which the distributions are paid. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

SHAREHOLDER GUIDE

Can I Exchange My Investment From One Fund To Another?
You may exchange Service Shares of each Fund and Class B and C Shares of the Prime Obligations Portfolio for shares of the same class or an equivalent class of another Goldman Sachs Fund. The exchange privilege may be materially modified or withdrawn at any time upon 60 days’ written notice to you.

Instructions For Exchanging Shares:

By Writing:	■ Write a letter of instruction that includes:
■ Name(s) and signature(s)
■ Account number
■ The Fund names and Class of Shares
■ The dollar amount you want to exchange
■ Mail the request to: Goldman Sachs Funds P.O. Box 219711 Kansas City, MO 64121-9711
or for overnight delivery— Goldman Sachs Funds 330 West 9th St. Poindexter Bldg. 1st Floor Kansas City, MO 64105

By Telephone:	If you have elected the telephone exchange privilege on your Account Application:
■ 1-800-526-7384 (8:00 a.m. to 4:00 p.m. New York time)

You should keep in mind the following factors when making or considering an exchange:

■	You should obtain and carefully read the prospectus of the Goldman Sachs Fund you are acquiring before making an exchange.
■	Currently, there is no charge for exchanges, although a Fund may impose a charge in the future.
■	Exchanges of Class B and Class C Shares will be made at NAV and will be subject to the CDSC of the original shares held. For purposes of determining the amount of the applicable CDSC, the length of time you have owned the shares will be measured from the date you acquired the original shares subject to a CDSC and will not be affected by subsequent exchange.
■	Exchanges of Service Shares from each Fund will be made into the relevant Goldman Sachs Fund at the public offering price, which may include a sales charge, unless a sales charge has previously been paid on the investment represented by the exchanged shares (i.e., the shares to be exchanged were originally issued in exchange for shares on which a sales charge was paid), in which case the exchange will be made at NAV. Service Shares acquired in an exchange transaction for shares of a Goldman Sachs Fund will be subject to the CDSC, if any, of the shares originally held.
■	Eligible investors may exchange certain classes of shares for another class of shares of the same Fund. For further information, call Goldman Sachs Funds at 1-800-526-7384 and see the Additional Statement.
■	Exchanges into a money market fund need not meet the minimum investment requirements for that fund if the entire balance of the original Fund account is exchanged. The minimum initial exchange is $5,000 or the full account share balance, whichever is less.
■	Exchanges are available only in states where exchanges may be legally made.
■	It may be difficult to make telephone exchanges in times of drastic economic or market conditions.
■	Goldman Sachs and BFDS may use reasonable procedures described under “What Do I Need To Know About Telephone Redemption Requests?” in an effort to prevent unauthorized or fraudulent telephone exchange requests.
■	Telephone exchanges normally will be made only to an identically registered account.
■	Exchanges into Goldman Sachs Funds that are closed to new investors may be restricted.
■	A signature guarantee may be required (see details above).
■	Exchanges into a Fund from another Goldman Sachs Fund may be subject to any redemption fee imposed by the other Goldman Sachs Funds.

For federal income tax purposes, an exchange from one Goldman Sachs Fund to another is treated as a redemption of the shares surrendered in the exchange, on which you may be subject to tax, followed by a purchase of shares received in the exchange. You should consult your tax adviser concerning the tax consequences of an exchange.

SHAREHOLDER SERVICES

Can I Arrange To Have Automatic Investments Made On A Regular Basis?
You may be able to make systematic cash investments through your bank via ACH transfer or your checking account via bank draft each month. The minimum dollar amount for this service is $50 per month. Forms for this option are available from Goldman Sachs and your Authorized Dealer or you may check the appropriate box on the Account Application.

SHAREHOLDER GUIDE

Can I Arrange To Have Automatic Exchanges Made On A Regular Basis?
You may elect to exchange automatically a specified dollar amount of shares of a Fund for shares of the same class or an equivalent class of another Goldman Sachs Fund.

■	Shares will be purchased at NAV.
■	No initial sales charge is imposed.
■	Sales subject to a CDSC acquired under this program may be subject to a CDSC at the time of redemption from the Fund into which the exchange is made depending upon the date and value of your original purchase.
■	Automatic exchanges are made monthly on the 15th day of each month or the first business day thereafter.
■	Minimum dollar amount: $50 per month.

Do I Have Any Reinvestment Privileges With Respect to Class B or Class C Shares?
You may redeem Class B or Class C Shares of a Fund and reinvest a portion or all of the redemption proceeds (plus any additional amounts needed to round off purchases to the nearest full share). To be eligible for this privilege, you must hold the shares you want to redeem for at least 30 days and must reinvest the share proceeds within 90 days after you redeem. You may reinvest as follows:

■	If you redeem Class B Shares of the Prime Obligations Portfolio, you may reinvest any or all of the redemption proceeds (plus that amount necessary to acquire a fractional share to round off the purchase to the nearest full share) in Service Shares of Prime Obligations Portfolio and Tax-Exempt Diversified Portfolio or Class A Shares of another Goldman Sachs Fund at NAV. The amount of the CDSC paid upon redemption will not be credited to your account.
■	If you redeem Class C Shares of the Prime Obligations Portfolio, you may reinvest any or all of the redemption proceeds (plus that amount necessary to acquire a fractional share to round off the purchase to the nearest full share) in Class C Shares of the Prime Obligations Portfolio or Class C Shares of another Goldman Sachs Fund.
■	You should obtain and read the applicable prospectuses before investing in any other Funds.
■	If you redeem Class C Shares, pay a CDSC upon redemption and reinvest in Class C Shares subject to the conditions set forth above, your account will be credited with the amount of the CDSC previously charged, and the reinvested shares will continue to be subject to a CDSC. In this case, the holding period of the Class C Shares acquired through reinvestment for purposes of computing the CDSC payable upon a subsequent redemption will include the holding period of the redeemed shares.

■	The reinvestment privilege may be exercised at any time in connection with transactions in which the proceeds are reinvested at NAV in a tax-sheltered retirement plan. In other cases, the reinvestment privilege may be exercised once per year upon receipt of a written request.
■	You may be subject to tax as a result of a redemption. You should consult your tax adviser concerning the tax consequences of a redemption and reinvestment.

Can I Have Automatic Withdrawals Made On A Regular Basis?
You may draw on your account systematically via check or ACH transfer in any amount of $50 or more.

■	It is normally undesirable to maintain a systematic withdrawal plan at the same time that you are purchasing additional Class B or Class C Shares because of the imposition of a CDSC on your redemptions of Class B and/or Class C Shares.
■	Checks are mailed the next business day after your systematic withdrawal date.
■	Each systematic withdrawal is a redemption and therefore a taxable transaction.
■	The CDSC applicable to Class B or Class C Shares redeemed under the systematic withdrawal plan may be waived.

What Should I Know When I Purchase Shares Through An Authorized Dealer?
Authorized Dealers and other financial intermediaries may provide varying arrangements for their clients to purchase and redeem Fund shares. In addition, Authorized Dealers and other financial intermediaries are responsible for providing to you any communications from a Fund to its shareholders, including but not limited to, prospectuses, prospectus supplements, proxy materials and notices regarding the source of dividend payments pursuant to Section 19 of the Investment Company Act. They may charge additional fees not described in this Prospectus to their customers for such services.

If shares of a Fund are held in a “street name” account with an Authorized Dealer, all recordkeeping, transaction processing and payments of distributions relating to your account will be performed by the Authorized Dealer, and not by the Fund and its Transfer Agent. Since the Funds will have no record of your transactions, you should contact the Authorized Dealer to purchase, redeem or exchange shares, to make changes in or give instructions concerning your account or to obtain information about your account. The transfer of shares in a “street name” account to an account with another dealer or to an account directly with the Fund involves special procedures and will require you to obtain historical purchase information about the shares in the account from the Authorized Dealer. If your Authorized Dealer’s relationship with Goldman Sachs is terminated and you do not transfer your account to another Authorized Dealer, the Trust reserves the right to

SHAREHOLDER GUIDE

redeem your shares. The Trust will not be responsible for any loss in an investor’s account resulting from a redemption.

Authorized Dealers and other financial intermediaries may be authorized to accept, on behalf of the Trust, purchase, redemption and exchange orders placed by or on behalf of their customers, and if approved by the Trust, to designate other intermediaries to accept such orders. In these cases:

■	A Fund will be deemed to have received an order that is in proper form by or on behalf of a customer when the order is accepted by an Authorized Dealer or intermediary on a business day, and the order will be priced at the Fund’s NAV per share (adjusted for any applicable sales charge) next determined after such acceptance.
■	Authorized Dealers and intermediaries are responsible for transmitting accepted orders to the Funds within the time period agreed upon by them.

You should contact your Authorized Dealer or intermediary directly to learn whether it is authorized to accept orders for the Trust.

The Investment Adviser, Distributor and/or their affiliates may make payments to Authorized Dealers and other financial intermediaries (“Intermediaries”) from time to time to promote the sale, distribution and/or servicing of shares of the Funds and other Goldman Sachs Funds. These payments are made out of the Investment Adviser’s, Distributor’s and/or their affiliates’ own assets, and are not an additional charge to the Funds. The payments are in addition to the distribution and service fees and sales charges described in this Prospectus. Such payments are intended to compensate Intermediaries for, among other things: marketing shares of the Funds and other Goldman Sachs Funds, which may consist of payments relating to Funds included on preferred or recommended fund lists or in certain sales programs from time to time sponsored by the Intermediaries; access to the Intermediaries’ registered representatives or salespersons, including at conferences and other meetings; assistance in training and education of personnel; marketing support; and/or other specified services intended to assist in the distribution and marketing of the Funds and other Goldman Sachs Funds. The payments may also, to the extent permitted by applicable regulations, contribute to various non-cash and cash incentive arrangements to promote the sale of shares, as well as sponsor various educational programs, sales contests and/or promotions. The additional payments by the Investment Adviser, Distributor and/or their affiliates may also compensate Intermediaries for subaccounting, administrative and/or shareholder processing services that are in addition to the fees paid for these services by the Funds. The amount of these additional payments is normally not expected to exceed 0.50% (annualized) of the amount sold or invested through the Intermediaries. Please refer to the “Payments to Intermediaries” section of the Additional Statement for more information about these payments.

The payments made by the Investment Adviser, Distributor and/or their affiliates may be different for different Intermediaries. The presence of these payments and the basis on which an Intermediary compensates its registered representatives or salespersons may create an incentive for a particular Intermediary, registered representative or salesperson to highlight, feature or recommend Funds based, at least in part, on the level of compensation paid. You should contact your Authorized Dealer or other Intermediary for more information about the payments it receives and any potential conflicts of interest.

DISTRIBUTION SERVICES AND FEES

What Are The Different Distribution And Service Fees Paid By Service, Class B and Class C Shares?
The Trust has adopted plans (each a “Plan”) under which Service, Class B and Class C Shares bear service fees and (in the case of Class B and Class C Shares) distribution fees paid to Service Organizations and Goldman Sachs. If the fees received by Goldman Sachs pursuant to the Plans exceed its expenses, Goldman Sachs may realize a profit from these arrangements. Goldman Sachs generally pays the distribution and service fees on a quarterly basis.

Under the Plan for Service Shares, Service Organizations agree to provide the following services in connection with their customers’ investments in Service Shares:

■	Personal and account maintenance services; and
■	Shareholder administration services.

Personal and account maintenance services include:

■	Providing facilities to answer inquiries and responding to correspondence with the Service Organization’s customers
■	Acting as liaison between the Service Organization’s customers and the Trust
■	Assisting customers in completing application forms, selecting dividend and other options, and similar services

Shareholder administration services include:

■	Acting, directly or through an agent, as the sole shareholder of record
■	Maintaining account records for customers
■	Processing orders to purchase, redeem and exchange shares for customers
■	Processing confirmation statements and payments for customers
■	Facilitating the inclusion of the Funds in customer accounts, products and services

SHAREHOLDER GUIDE

Pursuant to a service plan and a separate shareholder administration plan adopted by the Trust’s Board of Trustees, Service Organizations are entitled to receive payments for their services from the Trust with respect to its Service Shares. These payments are equal to 0.25% (annualized) for personal and account maintenance services plus an additional 0.15% (annualized) for shareholder administration services of the average daily net assets of the Service Shares of the Funds that are attributable to or held in the name of a Service Organization for its customers. In addition, GSAM, at its own expense, may pay a Service Organization up to 0.10% of the average daily net assets of the Service Shares of a Fund, which are attributable to or held in the name of the Service Organization for its customers. The compensation paid by GSAM does not represent an additional expense to a Fund or its shareholders, since it will be paid from the assets of GSAM.

Under the Plans for Class B and Class C Shares, Goldman Sachs is entitled to a monthly fee from each Fund for distribution services equal, on an annual basis, to 0.75% of a Fund’s average daily net assets attributed to Class B and Class C Shares. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time, these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

The distribution fees are subject to the requirements of Rule 12b-1 under the Act, and may be used (among other things) for:

■	Compensation paid to and expenses incurred by Authorized Dealers, Goldman Sachs and their respective officers, employees and sales representatives;
■	Commissions paid to Authorized Dealers;
■	Allocable overhead;
■	Telephone and travel expenses;
■	Interest and other costs associated with the financing of such compensation and expenses;
■	Printing of prospectuses for prospective shareholders;
■	Preparation and distribution of sales literature or advertising of any type; and
■	All other expenses incurred in connection with activities primarily intended to result in the sale of Class B and Class C Shares.

In connection with the sale of Class C Shares, Goldman Sachs normally begins paying the 0.75% distribution fee as an ongoing commission to Authorized Dealers after the shares have been held for one year.

PERSONAL ACCOUNT MAINTENANCE SERVICES AND FEES

Under the Plans for Class B and Class C Shares, Goldman Sachs is also entitled to receive a separate fee equal on an annual basis to 0.25% of each Fund’s average daily net assets attributed to Class B or Class C Shares. This fee is for personal and account maintenance services, and may be used to make payments to Goldman

Sachs, Authorized Dealers and their officers, sales representatives and employees for responding to inquiries of, and furnishing assistance to, shareholders regarding ownership of their shares or their accounts or similar services not otherwise provided on behalf of the Funds. If the fees received by Goldman Sachs pursuant to the Plans exceed its expenses, Goldman Sachs may realize a profit from this arrangement.

In connection with the sale of Class C Shares, Goldman Sachs normally begins paying the 0.25% ongoing service fee to Authorized Dealers after the shares have been held for one year.

WHAT TYPES OF REPORTS WILL I BE SENT REGARDING INVESTMENTS IN SERVICE SHARES, CLASS B SHARES AND CLASS C SHARES?

You will be provided with a quarterly account statement. If your account is held in “street name” you may receive your statements and confirmations on a different schedule.

You will also receive an annual shareholder report containing audited financial statements and a semi-annual shareholder report. If you have consented to the delivery of a single copy of shareholder reports, prospectuses and other information to all shareholders who share the same mailing address with your account, you may revoke your consent at any time by contacting Goldman Sachs Funds by phone at 1-800-526-7384 or by mail at Goldman Sachs Funds, P.O. Box 219711, Kansas City, MO 64121. The Funds will begin sending individual copies to you within 30 days after receipt of your revocation. The Funds do not generally provide sub-accounting services.

Taxation

As with any investment, you should consider how your investment in the Funds will be taxed. The tax information below is provided as general information. More tax information is available in the Additional Statement. You should consult your tax adviser about the federal, state, local or foreign tax consequences of your investment in the Funds.

Unless your investment is through an IRA or other tax-advantaged account, you should consider the possible tax consequences of Fund distributions.

Taxes on Distributions: Each Fund contemplates declaring as dividends each year all or substantially all of its net investment income. Fund distributions of investment income are generally taxable as ordinary income for federal tax purposes, and may also be subject to state or local taxes. This is true whether you reinvest your distributions in additional Fund shares or receive them in cash. Distributions of short-term capital gains are taxable to you as ordinary income. Any long-term capital gain distributions are taxable as long-term capital gains, no matter how long you have owned your Fund shares.

It is anticipated that substantially all of the distributions by the Prime Obligations Portfolio will be taxable as ordinary income. You should note that these distributions will not qualify for the reduced tax rate currently applicable to certain qualified dividends because the Fund’s investment income will consist generally of interest income rather than corporate dividends.

Although distributions are generally treated as taxable to you in the year they are paid, distributions declared in December but paid in January will be taxable as if they were paid in December. The Funds will inform shareholders of the character and tax status of all distributions promptly after the close of each calendar year.

To the extent that Fund distributions are attributable to interest on certain federal obligations or interest on obligations of your state of residence or its municipalities or authorities, they will in most cases be exempt from state and local income taxes.

Distributions from the Tax-Exempt Diversified Portfolio that are designated as “exempt interest dividends” are generally not subject to federal income tax. However, you should note that, while the Fund intends to avoid such investments, a portion of the exempt-interest dividends paid by the Tax-Exempt Diversified Portfolio may be attributable to investments in securities, the interest on which will be a preference item when determining your federal alternative minimum tax liability. Exempt-interest dividends are also taken into account in determining the taxable portion of social security or railroad retirement benefits. Any interest on indebtedness incurred by you to purchase or carry shares in the Tax-Exempt Diversified Portfolio generally will not be deductible for federal income tax purposes.

Other Information: When you open your account, you should provide your social security or tax identification number on your Account Application. By law, each Fund must withhold 28% of your taxable distributions and any redemption proceeds if you do not provide your correct taxpayer identification number, or certify that it is correct, or if the IRS instructs the Fund to do so.

Non-U.S. investors may be subject to U.S. withholding and estate tax. However, withholding is generally not required on properly designated distributions of short-term capital gains and qualified interest income paid to non-U.S. investors after November 1, 2005 and before October 31, 2008. Although this designation will be made for short-term capital gain distributions, the Funds do not anticipate making any qualified interest income designations. Therefore, all distributions of interest income will be subject to withholding when paid to non-U.S. investors.

Appendix A Additional Information on Portfolio Risks, Securities and Techniques

This section provides further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks. Additional information is provided in the Additional Statement, which is available upon request. Among other things, the Additional Statement describes certain fundamental policies and investment restrictions that cannot be changed without shareholder approval. You should note, however, that all investment policies not specifically designated as fundamental are non-fundamental and may be changed without shareholder approval. If there is a change in a Fund’s investment objective, you should consider whether that Fund remains an appropriate investment in light of your then current financial position and needs. A Fund may purchase other types of securities or instruments similar to those described in this section if otherwise consistent with the Fund’s investment objective and policies.

U.S. Treasury Obligations and U.S. Government Securities. U.S. Treasury Obligations include securities issued or guaranteed by the U.S. Treasury (“U.S. Treasury Obligations”). Payment of principal and interest on these obligations is backed by the full faith and credit of the U.S. government. U.S. Treasury Obligations include, among other things, the separately traded principal and interest components of securities guaranteed or issued by the U.S. Treasury if such components are traded independently under the Separate Trading of Registered Interest and Principal of Securities program (“STRIPS”). U.S. Treasury Obligations may also include Treasury inflation-protected securities which are fixed income securities whose principal value is periodically adjusted according to the rate of inflation.

U.S. Government Securities are obligations issued or guaranteed by U.S. government agencies, authorities, instrumentalities or sponsored enterprises (“U.S. Government Securities”). Unlike U.S. Treasury Obligations, U.S. Government Securities can be supported by either (a) the full faith and credit of the U.S. Treasury (such as the Government National Mortgage Association (“Ginnie Mae”)); (b) the right of the issuer to borrow from the U.S. Treasury; (c) the discretionary authority of the U.S. government to purchase certain obligations of the issuer; or (d) only the credit of the issuer.

U.S. Government Securities are deemed to include (a) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. government, its agencies, authorities or instrumentalities; and (b) participations in loans made to foreign governments or their agencies that are so guaranteed. Certain of these participations may be regarded as illiquid. U.S. Government Securities also include zero coupon bonds.

U.S. Government Securities have historically involved little risk of loss of principal if held to maturity. However, no assurance can given that the U.S. government will provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

Bank Obligations. Bank obligations include certificates of deposit, commercial paper, unsecured bank promissory notes, bankers’ acceptances, time deposits and other debt obligations. A Fund may invest in obligations issued or backed by U.S. banks when a bank has more than $1 billion in total assets at the time of purchase or is a branch or subsidiary of such a bank. Bank obligations may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligation or by government regulation.

Commercial Paper. A Fund may invest in commercial paper, including variable amount master demand notes and asset-backed commercial paper. Commercial paper normally represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations, finance companies and other issuers. The commercial paper purchased by a Fund consists of direct U.S. dollar-denominated obligations of domestic issuers. Asset-backed commercial paper is issued by a special purpose entity that is organized to issue the commercial paper and to purchase trade receivables or other financial assets. The credit quality of asset-backed commercial paper depends primarily on the quality of these assets and the level of any additional credit support.

Short-Term Obligations. A Fund may invest in other short-term obligations, including master demand notes and short-term funding agreements payable in U.S. dollars and issued or guaranteed by U.S. corporations or other entities. A master demand note typically permits the investment of varying amounts by a Fund under an agreement between the Fund and an issuer. The principal amount of a master demand note may be increased from time to time by the parties (subject to specified maximums) or decreased by the Fund or the issuer. A funding agreement is a contract between an issuer and a purchaser that obligates the issuer to pay a guaranteed rate of interest on a principal sum deposited by the purchaser. Funding agreements will also guarantee a stream of payments over time. A funding agreement has a fixed maturity date and may have either a fixed rate or variable interest rate that is based on an index and guaranteed for a set time period. Because there is normally no secondary market for these investments, funding agreements purchased by a Fund may be regarded as illiquid.

APPENDIX A

Repurchase Agreements. Certain Funds may enter into repurchase agreements with securities dealers and banks. Repurchase agreements are similar to collateralized loans, but are structured as a purchase of securities by a Fund, subject to the seller’s agreement to repurchase the securities at a mutually agreed upon date and price. The difference between the original purchase price and the repurchase price is normally based on prevailing short-term interest rates. Under a repurchase agreement, the seller is required to furnish collateral at least equal in value or market price to the amount of the seller’s repurchase obligation.

If the seller under a repurchase agreement defaults, a Fund could suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral held by the Fund are less than the repurchase price and the Fund’s cost associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy or insolvency proceedings concerning the seller, a Fund could suffer additional losses if the collateral held by the Fund is subject to a court “stay” that prevents the Fund from promptly selling the collateral. If this occurs, the Fund will bear the risk that the value of the collateral will decline below the repurchase price. Furthermore, a Fund could experience a loss if a court determines that the Fund’s interest in the collateral is not enforceable.

In evaluating whether to enter into a repurchase agreement, the Investment Adviser will carefully consider the creditworthiness of the seller. Distributions of the income from repurchase agreements will be taxable to a Fund’s shareholders. In addition, each Fund, together with other registered investment companies having advisory agreements with the Investment Adviser or any of its affiliates, may transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements.

Asset-Backed and Receivables-Backed Securities. The Prime Obligations Portfolio may invest in asset-backed and receivables-backed securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, mortgages, installment contracts and personal property. Asset-backed and receivables-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed and receivables-backed securities can be expected to accelerate. Accordingly, the Fund’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. In addition, securities that are backed by credit card, automobile and similar types of receivables generally do not have the benefit of a security interest in collateral that is comparable in quality to mortgage assets. If the issuer of an asset-backed security defaults on its payment obligation, there is the possibility that, in some cases, the Fund will be unable to possess and sell the underlying collateral and that the Fund’s recoveries on repossessed collateral may not be available to support payments on the securities. In the event of a default, the Fund may suffer a loss if it cannot sell collateral quickly and receive the amount it is owed.

Municipal Obligations. The Funds may invest in municipal obligations. Municipal obligations are issued by or on behalf of states, territories and possessions of the United States and their political subdivisions, agencies, authorities and instrumentalities, and the District of Columbia. Municipal obligations in which a Fund may invest include fixed rate notes and similar debt instruments; variable and floating rate demand instruments; tax-exempt commercial paper; municipal bonds; and unrated notes, paper, bonds or other instruments.

Municipal Notes and Bonds. Municipal notes include tax anticipation notes (“TANs”), revenue anticipation notes (“RANs”), bond anticipation notes (“BANs”), tax and revenue anticipation notes (“TRANs”) and construction loan notes. Municipal bonds include general obligation bonds and revenue bonds. General obligation bonds are backed by the taxing power of the issuing municipality and are considered the safest type of municipal obligation. Revenue bonds are backed by the revenues of a project or facility such as the tolls from a toll bridge. Revenue bonds also include lease rental revenue bonds which are issued by a state or local authority for capital projects and are secured by annual lease payments from the state or locality sufficient to cover debt service on the authority’s obligations. Industrial development bonds (“private activity bonds”) are a specific type of revenue bond backed by the credit and security of a private user and, therefore, have more potential risk. Municipal bonds may be issued in a variety of forms, including commercial paper, tender option bonds and variable and floating rate securities.

Tender Option Bonds. A tender option bond is a municipal obligation (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term, tax-exempt rates. The bond is typically issued in conjunction with the agreement of a third party, such as a bank, broker-dealer or other financial institution, pursuant to which the institution grants the security holder the option, at periodic intervals, to tender its securities to the institution. As consideration for providing the option, the financial institution receives periodic fees equal to the difference between the bond’s fixed coupon rate and the rate, as determined by a remarketing or similar agent, that would cause the securities, coupled with the tender option, to trade at par on the date of such determination. Thus, after payment of this fee, the security holder effectively holds a demand obligation that bears interest at the prevailing

APPENDIX A

short-term, tax-exempt rate. An institution will normally not be obligated to accept tendered bonds in the event of certain defaults or a significant downgrading in the credit rating assigned to the issuer of the bond. The tender option will be taken into account in determining the maturity of the tender option bonds and a Fund’s average portfolio maturity. There is a risk that a Fund will not be considered the owner of a tender option bond for federal income tax purposes, and thus will not be entitled to treat such interest as exempt from federal income tax. Certain tender option bonds may be illiquid or may become illiquid as a result of a credit rating downgrade, a payment default or a disqualification from tax-exempt status.

Revenue Anticipation Warrants. Revenue Anticipation Warrants (“RAWs”) are issued in anticipation of the issuer’s receipt of revenues and present the risk that such revenues will be insufficient to satisfy the issuer’s payment obligations. The entire amount of principal and interest on RAWs is due at maturity. RAWs, including those with a maturity of more than 397 days, may also be repackaged as instruments which include a demand feature that permits the holder to sell the RAWs to a bank or other financial institution at a purchase price equal to par plus accrued interest on each interest rate reset date.

Industrial Development Bonds. The Funds may invest in industrial development bonds (private activity bonds). Industrial development bonds are a specific type of revenue bond backed by the credit and security of a private user, the interest from which would be an item of tax preference when distributed by a Fund as “exempt-interest dividends” to shareholders under the AMT.

Other Municipal Obligation Policies. The Tax-Exempt Diversified Fund may invest 25% or more of the value of its total assets in municipal obligations which are related in such a way that an economic, business or political development or change affecting one municipal obligation would also affect the other municipal obligation. For example, the Fund may invest all of its assets in (a) municipal obligations the interest of which is paid solely from revenues from similar projects such as hospitals, electric utility systems, multi-family housing, nursing homes, commercial facilities (including hotels), steel companies or life care facilities; (b) municipal obligations whose issuers are in the same state; or (c) industrial development obligations. Concentration of the Fund’s investments in these municipal obligations will subject the Fund, to a greater extent than if such investment was not so concentrated, to the risks of adverse economic, business or political developments affecting the particular state, industry or other area of concentration.

Municipal obligations may also include municipal leases, certificates of participation and “moral obligation” bonds. A municipal lease is an obligation issued by a state or local government to acquire equipment or facilities. Certificates of participation represent interests in municipal leases or other instruments, such as installment contracts. Moral obligation bonds are supported by the moral commitment but not the legal obligation of a state or municipality. Municipal leases, certificates of participation and moral obligation bonds present the risk that the state or municipality involved will not appropriate the monies to meet scheduled payments under these instruments.

Municipal obligations may be backed by letters of credit or other forms of credit enhancement issued by domestic banks or foreign banks which have a branch, agency or subsidiary in the United States or by other financial institutions such as insurance companies which may issue insurance policies with respect to municipal obligations. The credit quality of these banks, insurance companies and other financial institutions could, therefore, cause a loss to a Fund that invests in municipal obligations. Letters of credit and other obligations of foreign banks and financial institutions may involve risks in addition to those of domestic obligations because of less publicly available financial and other information, less securities regulation, potential imposition of foreign withholding and other taxes, war, expropriation or other adverse governmental actions. Foreign banks and their foreign branches are not regulated by U.S. banking authorities, and generally are not bound by the accounting, auditing and financial reporting standards applicable to U.S. banks.

In order to enhance the liquidity, stability or quality of a municipal obligation, a Fund may acquire the right to sell the obligation to another party at a guaranteed price and date.

In purchasing municipal obligations, the Funds intend to rely on opinions of bond counsel or counsel to the issuers for each issue as to the excludability of interest on such obligations from gross income for federal income tax purposes. A Fund will not undertake independent investigations concerning the tax-exempt status of such obligations, nor does it guarantee or represent that bond counsels’ opinions are correct. Bond counsels’ opinions will generally be based in part upon covenants by the issuers and related parties regarding continuing compliance with federal tax requirements. Tax laws contain numerous and complex requirements that must be satisfied on a continuing basis in order for bonds to be and remain tax-exempt. If the issuer of a bond or a user of a bond-financed facility fails to comply with such requirements at any time, interest on the bond could become taxable, retroactive to the date the obligation was issued. In that event, a portion of a Fund’s distributions attributable to interest the Fund received on such bond for the current year and for prior years could be characterized or recharacterized as taxable income.

Custodial Receipts. Each Fund may invest in custodial receipts (including tender option bonds) representing interests in U.S. Government Securities, municipal obligations or other debt instruments held by a custodian or trustee. Custodial

APPENDIX A

receipts evidence ownership of future interest payments, principal payments or both on notes or bonds issued or guaranteed as to principal or interest by the U.S. government, its agencies, instrumentalities, political subdivisions or authorities, or by a state or local governmental body or authority, or by other types of issuers. For certain securities law purposes, custodial receipts are not considered obligations of the underlying issuers. In addition, if for tax purposes a Fund is not considered to be the owner of the underlying securities held in the custodial account, the Fund may suffer adverse tax consequences. As a holder of custodial receipts, a Fund will bear its proportionate share of the fees and expenses charged to the custodial account.

Other Investment Companies. A Fund may invest in securities of other investment companies subject to statutory limitations prescribed by the Act. These limitations include a prohibition on any Fund acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of a Fund’s total assets in securities of any one investment company or more than 10% of its total assets in securities of all investment companies. A Fund will indirectly bear its proportionate share of any management fees and other expenses paid by such other investment companies. Such other investment companies will have investment objectives, policies and restrictions substantially similar to those of the acquiring Fund and will be subject to substantially the same risks. Although the Funds do not expect to do so in the foreseeable future, each Fund is authorized to invest substantially all of its assets in a single open-end investment company or series thereof that has substantially the same investment objective, policies and fundamental restrictions as the Fund. Pursuant to an exemptive order obtained from the SEC, other investment companies in which a Fund may invest include money market funds for which the Investment Adviser or any of its affiliates serves as investment adviser administrator or distributor.

Floating and Variable Rate Obligations. The Funds may purchase floating and variable rate obligations, including tender option bonds. The value of these obligations is generally more stable than that of a fixed rate obligation in response to changes in interest rate levels. Subject to the conditions for using amortized cost valuation under the Act, a Fund may consider the maturity of a variable or floating rate obligation to be shorter than its ultimate stated maturity if the obligation is a U.S. Treasury Obligation or U.S. Government Security, if the obligation has a remaining maturity of 397 calendar days or less, or if the obligation has a demand feature that permits the Fund to receive payment at any time or at specified intervals not exceeding 397 calendar days. The issuers or financial intermediaries providing demand features may support their ability to purchase the obligations by obtaining credit with liquidity supports. These may include lines of credit, which are conditional commitments to lend, and letters of credit, which will ordinarily be irrevocable, both of which may be issued by domestic banks or foreign banks. A Fund may purchase variable or floating rate obligations from the issuers or may purchase certificates of participation, a type of floating or variable rate obligation, which are interests in a pool of debt obligations held by a bank or other financial institution.

When-Issued Securities and Forward Commitments. The Funds may purchase when-issued securities and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. When-issued securities are securities that have been authorized, but not yet issued. When-issued securities are purchased in order to secure what is considered to be an advantageous price and yield to a Fund at the time of entering into the transaction. A forward commitment involves entering into a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines before the settlement date. Conversely, the sale of securities on a forward commitment basis involves the risk that the value of the securities sold may increase before the settlement date. Although a Fund will generally purchase securities on a when-issued or forward commitment basis with the intention of acquiring the securities for its portfolio, a Fund may dispose of when-issued securities or forward commitments prior to settlement if the Investment Adviser deems it appropriate.

Illiquid Securities. Each Fund may invest up to 10% of its net assets in illiquid securities which cannot be disposed of in seven days in the ordinary course of business at fair value. Illiquid securities include:

■	Both domestic and foreign securities that are not readily marketable
■	Certain municipal leases and participation interests
■	Certain stripped mortgage-backed securities
■	Repurchase agreements and time deposits with a notice or demand period of more than seven days
■	Certain restricted securities, unless it is determined, based upon a review of the trading markets for a specific restricted security, that such restricted security is liquid because it is so-called “4(2) commercial paper” or is otherwise eligible for resale pursuant to Rule 144A under the Securities Act of 1933.

Investing in restricted securities may decrease the liquidity of a Fund’s portfolio.

Borrowings. Each Fund may borrow up to 33 1/3% of its total assets from banks for temporary or emergency purposes. A Fund may not make additional investments if borrowings exceed 5% of its net assets. For more information, see the Additional Statement.

APPENDIX A

Downgraded Securities. After its purchase, a portfolio security may be assigned a lower rating or cease to be rated. If this occurs, a Fund may continue to hold the security if the Investment Adviser believes it is in the best interest of the Fund and its shareholders.

Special Risks and Policies Applicable to the Tax-Exempt Diversified Portfolio:

Fundamental Policies. As a matter of fundamental policy, at least 80% of the net assets of the Tax-Exempt Diversified Portfolio will ordinarily be invested in municipal obligations, the interest from which is, in the opinion of bond counsel, if any, excluded from gross income for federal income tax purposes. Investments in taxable money market instruments will be limited to those meeting the quality standards of the Tax-Exempt Diversified Portfolio.

Appendix B Financial Highlights

The financial highlights tables are intended to help you understand a Fund’s financial performance for the past five years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in a Fund (assuming reinvestment of all dividends and distributions). The information has been audited by PricewaterhouseCoopers LLP, whose report, along with a Fund’s financial statements, is included in the Funds’ annual report (available upon request).

PRIME OBLIGATIONS PORTFOLIO

	ILA Service Units

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value at beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00

Net investment income[a]	0.025	0.006	0.004	0.01	0.03

Distributions to unit/ shareholders	(0.025)	(0.006)	(0.004)	(0.01)	(0.03)

Net asset value, end of year	$1.00	$1.00	$1.00	$1.00	$1.00

Total return[b]	2.50%	0.60%	0.39%	1.05%	3.38%

Net assets, end of year (in 000’s)	$228,238	$205,341	$172,154	$179,945	$152,735

Ratio of net expenses to average net assets	0.83%	0.83%	0.84%	0.83%	0.83%

Ratio of net investment income to average net assets	2.45%	0.63%	0.39%	1.03%	3.25%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	0.86%	0.87%	0.84%	0.84%	0.83%

Ratio of net investment income to average net assets	2.42%	0.59%	0.39%	1.02%	3.25%

See page 58 for all footnotes.

APPENDIX B

PRIME OBLIGATIONS PORTFOLIO

	ILA B Units

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value at beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00

Net investment income[a]	0.019	0.003	0.002	—[c]	0.03

Distributions to unit/ shareholders	(0.019)	(0.003)	(0.002)	—[c]	(0.03)

Net asset value, end of year	$1.00	$1.00	$1.00	$1.00	$1.00

Total return[b]	1.90%	0.35%	0.24%	0.48%	2.76%

Net assets, end of year (in 000’s)	$12,304	$18,080	$26,359	$39,904	$32,731

Ratio of net expenses to average net assets	1.43%	1.07%	0.99%	1.39%	1.43%

Ratio of net investment income to average net assets	1.80%	0.35%	0.24%	0.46%	2.51%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	1.46%	1.47%	1.44%	1.44%	1.43%

Ratio of net investment income (loss) to average net assets	1.77%	(0.05)%	(0.21)%	0.41%	2.51%

See page 58 for all footnotes.

PRIME OBLIGATIONS PORTFOLIO

	ILA C Units

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value at beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00

Net investment income[a]	0.019	0.003	0.002	—[c]	0.03

Distributions to unit/ shareholders	(0.019)	(0.003)	(0.002)	—[c]	(0.03)

Net asset value, end of year	$1.00	$1.00	$1.00	$1.00	$1.00

Total return[b]	1.90%	0.35%	0.24%	0.48%	2.76%

Net assets, end of year (in 000’s)	$19,781	$15,068	$16,345	$18,241	$15,396

Ratio of net expenses to average net assets	1.43%	1.07%	0.99%	1.39%	1.43%

Ratio of net investment income to average net assets	1.87%	0.36%	0.24%	0.47%	2.56%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	1.46%	1.47%	1.44%	1.44%	1.43%

Ratio of net investment income (loss) to average net assets	1.84%	(0.04)%	(0.21)%	0.42%	2.56%

See page 58 for all footnotes.

APPENDIX B

TAX-EXEMPT DIVERSIFIED PORTFOLIO

	ILA Service Units

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value at beginning of year	$1.00	$1.00	$1.00	$1.00	$1.00

Net investment income[a]	0.016	0.004	0.003	0.01	0.02

Distributions to unit/ shareholders	(0.016)	(0.004)	(0.003)	(0.01)	(0.02)

Net asset value, end of year	$1.00	$1.00	$1.00	$1.00	$1.00

Total return[b]	1.61%	0.42%	0.33%	0.71%	2.03%

Net assets, end of year (in 000’s)	$24,328	$23,652	$14,285	$34,183	$74,461

Ratio of net expenses to average net assets	0.81%	0.81%	0.75%	0.81%	0.80%

Ratio of net investment income to average net assets	1.59%	0.43%	0.36%	0.70%	1.83%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	0.81%	0.81%	0.81%	0.82%	0.81%

Ratio of net investment income to average net assets	1.59%	0.43%	0.30%	0.69%	1.82%

See page 58 for all footnotes.

Footnotes:

a	Calculated based on the average units/shares outstanding methodology.

b	Assumes reinvestment of all distributions. Returns do not reflect the deduction of taxes that a unitholder/ shareholder would pay on portfolio distributions.
c	Less than $.005 per unit.

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Index

1 General Investment Management Approach

4 Fund Investment Objectives and Strategies

7 Principal Risks of the Funds

9 Fund Performance

12 Fund Fees and Expenses

15 Service Providers

19 Dividends

20 Shareholder Guide
20	How to Buy Shares
29	How to Sell Shares

43 Taxation

45 Appendix A Additional Information on Portfolio Risks, Securities and Techniques

54 Appendix B Financial Highlights

Institutional Liquid Assets Prospectus (ILA Service, Class B and Class C Units)

FOR MORE INFORMATION

Annual/Semi-annual Report

Additional information about the Funds’ investments is available in the Funds’ annual and semi-annual reports to shareholders.

Statement of Additional Information
Additional information about the Funds and their policies is also available in the Funds’ Additional Statement. The Additional Statement is incorporated by reference into this Prospectus (is legally considered part of this Prospectus).

The Funds’ annual and semi-annual reports, and the Additional Statement, are available free upon request by calling Goldman Sachs at 1-800-621-2550. You can also access and download the annual and semi-annual reports and the Additional Statement at the Funds’ website: http://www.gs.com/funds.

To obtain other information and for shareholder inquiries:

■ By telephone	1-800-621-2550
■ By mail	Goldman Sachs Funds, c/o BFDS, P.O. Box 219711, Kansas City, MO 64141-9711

■ On the Internet:	SEC EDGAR database – http://www.sec.gov Goldman Sachs – http://www.gs.com/funds

You may review and obtain copies of Fund documents (including the Additional Statement) by visiting the SEC’s public reference room in Washington, D.C. You may also obtain copies of Fund documents, after paying a duplicating fee, by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102 or by electronic request to: publicinfo@sec.gov. Information on the operation of the public reference room may be obtained by calling the SEC at (202) 942-8090.

The Funds’ investment company registration number is 811-5349.

GSAM® is a registered service mark of Goldman, Sachs & Co.

ILAPRORETMM 533649